Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-61503, 333-107683, 333-129887, and 333-183224) of Sport Chalet, Inc. of our report dated June 30, 2014, relating to the consolidated financial statements of Sport Chalet, Inc. and financial statement schedule listed in the Index at Item 15(a)(2), appearing in this Annual Report (Form 10-K) for the year ended March 30, 2014.

/s/ Moss Adams LLP

Los Angeles, California

June 30, 2014